UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 3, 2010
___________________

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

___________________

Maryland	333-150612	26-1812865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01        Financial Statements and Exhibits.

On June 3, 2010, Moody National REIT I, Inc. (the “Company”) filed a Form 8-K reporting the Company’s acquisition of an indirect interest in a hotel property located in Atlanta, Georgia, commonly known as the Residence Inn by Marriot Perimeter Center (the “Residence Inn Perimeter”). The Company is filing this Current Report on Form 8-K/A in order to amend the Current Report on Form 8-K filed on June 3, 2010 to provide the required financial information related to the Company’s acquisition of an indirect interest in the Residence Inn Perimeter.

(a) Financial Statements of Business Acquired.

The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith.

Residence Inn Perimeter

Independent Auditors’ Report	F-1
Combined Balance Sheets as of March 26, 2010 (unaudited) and January 1, 2010 and January 2, 2009	F-2
Combined Statements of Operations for the three-month periods ended March 26, 2010 and March 27, 2009 (unaudited) and the fiscal years ended 2009 and 2008	F-3
Combined Statements of Owners’ Deficit for the three-month period ended March 26, 2010 (unaudited) and the fiscal years ended 2009 and 2008	F-4
Combined Statements of Cash Flows for the three-month periods ended March 26, 2010 and March 27, 2009 (unaudited) and the fiscal years ended 2009 and 2008	F-5
Notes to Combined Financial Statements for the three-month periods ended March 26, 2010 and March 27, 2009 (unaudited) and the fiscal years ended 2009 and 2008	F-6

(b) Pro Forma Financial Information.

The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith.

Moody National REIT I, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Financial Information	F-14
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010	F-15
Unaudited Pro Forma Consolidated Statement of Operations For the Three Months ended March 31, 2010	F-16
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009	F-17
Unaudited Notes to Pro Forma Consolidated Financial Information	F-18

(c) Shell Company Transactions

Not applicable

(d) Exhibits.

None.

INDEPENDENT AUDITORS’ REPORT

To the Owners of Residence Inn Perimeter
Houston, Texas

We have audited the accompanying combined balance sheets of Residence Inn Perimeter (the “Property”) and Moody National RI Perimeter MT, LLC (“Moody Perimeter MT”), both of which are under common control, as of January 1, 2010 and January 2, 2009, and the related combined statements of operations, owners’ deficit, and cash flows for the years ended January 1, 2010 and January 2, 2009. These financial statements are the responsibility of the Property’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Property and Moody Perimeter MT as of January 1, 2010 and January 2, 2009, and the combined results of their operations and their combined cash flows for each of the years ended January 1, 2010 and January 2, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Houston, Texas
August 16, 2010

RESIDENCE INN PERIMETER
COMBINED BALANCE SHEETS
AS OF MARCH 26, 2010 (UNAUDITED), JANUARY 1, 2010 AND JANUARY 2, 2009

	March 26, 2010	January 1, 2010	January 2, 2009
	(unaudited)

Assets
Investments in hotel property, net	$7,134,614	$7,182,464	$5,632,890
Cash and cash equivalents	2,638	3,506	47,964
Restricted cash	221,727	239,332	2,073,309
Guest receivables, net	91,733	77,998	48,405
Prepaid expenses	15,758	2,273	1,817
Deferred costs, net	112,162	115,843	130,570
Due from third-party hotel manager	91,767	55,812	71,592
TOTAL ASSETS	$7,670,399	$7,677,228	$8,006,547

LIABILITIES AND OWNERS’ DEFICIT

LIABILITIES
Accounts payable	$102,396	$92,728	$61,329
Accrued expenses	882,115	757,276	513,718
Note payable	10,443,263	10,461,947	10,554,203
Total liabilities	11,427,774	11,311,951	11,129,250

OWNERS’ DEFICIT	(3,757,375)	(3,634,723)	(3,122,703)

TOTAL LIABILITIES AND OWNERS’ DEFICIT	$7,670,399	$7,677,228	$8,006,547

RESIDENCE INN PERIMETER
COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

	March 26, 2010	March 27, 2009	January 1, 2010	January 2, 2009
	(unaudited)	(unaudited)

REVENUE
Room revenue	$707,578	$536,274	$2,814,260	$3,407,576
Other income	9,606	5,351	33,864	38,456
Total revenue	717,184	541,625	2,848,124	3,446,032

EXPENSES
Salaries and wages	171,965	174,510	762,375	802,414
Room	32,206	24,181	120,944	118,509
Food and beverage	24,288	15,917	104,168	106,502
Other operating expenses	59,547	49,693	213,975	243,724
Administrative and general	22,285	38,178	131,129	115,139
Advertising	18,114	13,751	72,116	85,924
Management fee	60,225	55,552	242,080	291,355
Repair and maintenance	26,168	22,415	112,619	120,031
Utilities	57,288	45,468	209,876	211,246
Taxes, insurance, and rentals	49,867	44,745	186,188	207,463
Depreciation	48,028	36,815	167,358	334,252
Loss on impairment of long-lived assets	-	-	-	9,314,333
Total expenses	569,981	521,225	2,322,828	11,950,892

OTHER INCOME AND (EXPENSE)
Interest income	22	151	390	5,023
Interest expense	(270,975)	(282,998)	(1,227,541)	(768,818)
Total other income and (expense)	(270,953)	(282,847)	(1,227,151)	(763,795)

NET LOSS	$(123,750)	$(262,447)	$(701,855)	$(9,268,655)

RESIDENCE INN PERIMETER
COMBINED STATEMENTS OF OWNERS' DEFICIT
FOR THE THREE-MONTH PERIOD ENDED MARCH 26, 2010 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

BALANCE, December 29, 2007	$111,853

Capital contributions, net	6,508,493
Capital distributions	(474,394)
Net loss	(9,268,655)

BALANCE, January 2, 2009	(3,122,703)

Capital contributions	278,102
Capital distributions	(88,267)
Net loss	(701,855)

BALANCE, January 1, 2010	(3,634,723)

Capital contributions (unaudited)	1,098
Capital distributions (unaudited)	-
Net loss (unaudited)	(123,750)

BALANCE, March 26, 2010 (unaudited)	$(3,757,375)

RESIDENCE INN PERIMETER
COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

	March 26, 2010	March 27, 2009	January 1, 2010	January 2, 2009
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(123,750)	$(262,447)	$(701,855)	$(9,268,655)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	51,709	40,496	182,085	348,979
Loss on impairment of long-lived assets	-	-	-	9,314,333
Changes in assets and liabilities:
Guest receivables, net	(13,735)	(38,457)	(29,593)	7,982
Prepaid expenses	(13,485)	(14,617)	(456)	(1,740)
Due from third-party hotel manager	(35,955)	45,053	15,780	(35,926)
Accounts payable	9,668	12,793	31,399	32,207
Accrued expenses	124,839	76,727	593,042	(286,599)
Net cash provided (used) by operating activities	(709)	(140,452)	90,402	110,581

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	17,605	883,969	1,833,977	(1,646,739)
Investment in hotel property	(178)	(898,208)	(2,066,416)	(1,389,326)
Net cash provided (used) by investing activities	17,427	(14,239)	(232,439)	(3,036,065)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on note payable	(18,684)	(15,642)	(92,256)	(101,640)
Payments on related party obligation	-	-	-	(2,936,698)
Payment of deferred financing cost to related party	-	-	-	(141,600)
Capital contributions	1,098	162,181	278,102	7,358,093
Offering expenses	-	-	-	(849,600)
Capital distributions	-	(88,266)	(88,267)	(474,394)
Checks drawn in excess of deposits	-	54,087	-	-
Net cash provided (used) by financing activities	(17,586)	112,360	97,579	2,854,161

NET CHANGES IN CASH AND CASH EQUIVALENTS	(868)	(42,331)	(44,458)	(71,323)

CASH AND CASH EQUIVALENTS, beginning of period	3,506	47,964	47,964	119,287

CASH AND CASH EQUIVALENTS, end of period	$2,638	$5,633	$3,506	$47,964

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
Cash paid during the year for interest	$155,402	$178,349	$611,389	$729,644

NON-CASH INVESTING ACTIVITIES
Property additions in accrued liabilities	$-	$418,859	$-	$349,484

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

1.  ORGANIZATION AND BASIS OF PRESENTATION

The Residence Inn by Marriott Perimeter Center is a hotel property located in Atlanta, Georgia that consists of a 128-room hotel situated on 5.17 acres of land (the “Hotel”).  Moody National RI Perimeter MT, LLC (“Moody Perimeter MT”), a Delaware limited liability company, leases the Hotel from the Owners (as defined below) pursuant to a master lease agreement. Residence Inn by Marriott, Inc. (the “Manager”) is the third party property manager for the Hotel.  On November 2, 2007, the Hotel was purchased by Moody National Perimeter S, LLC and Moody National RI Perimeter H, LLC as tenants-in-common. In January 2008 Moody National Perimeter S, LLC sold its ownership interest in the Hotel to a group of individuals through undivided interests by tenants-in common. The Hotel is owned individually through undivided interests by tenants-in-common (collectively, the “Owners”).  As used herein, unless specifically stated otherwise, the term “Residence Inn Perimeter” shall be deemed to mean the combined financial statements of the Hotel and Moody Perimeter MT which are under common control.

These financial statements of Residence Inn Perimeter have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to acquired businesses to be included with certain filings with the SEC.  In the opinion of management, the unaudited combined financial statements include all adjustments necessary to present fairly Residence Inn Perimeter’s combined financial position as of March 26, 2010, and Residence Inn Perimeter’s combined results of operations, owners’ equity (deficit), and cash flows for the three-month period ended March 26, 2010 and combined results of operations and cash flows for the three-month period ended March 27, 2009.  Such adjustments are of a normal recurring nature.  Amounts referenced in these notes to the combined financial statements as of and for the periods ended March 26, 2010 and March 27, 2009 are unaudited. The results of operations for such interim periods are not necessarily indicative of the results for a full fiscal year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). The financial statements are presented on a combined basis because Moody Perimeter MT and the Hotel are under common control.

All significant intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Significant estimates include the useful lives of real estate assets for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets.  Actual results could differ from those estimates.

Fiscal Year and Period End

Residence Inn Perimeter’s fiscal year ends on the Friday nearest to December 31 for such fiscal year.  The fiscal years encompass a 52-week period, except for the 2008 fiscal year, which encompasses a 53-week period.  Unless otherwise specified, each reference herein to “the fiscal year ended 2009” and “the fiscal year ended 2008” means the fiscal year ended January 1, 2010 and the fiscal year ended January 2, 2009, respectively. The period end date for the first quarter of 2010 is March 26, 2010 and the period end date for the first quarter of 2009 is March 27, 2009.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

Investments in Hotel Property

Investments in hotel property are stated at cost.  Major renovations and purchases of equipment are capitalized. Maintenance and repairs are charged to expense as incurred.

Depreciation of investments in hotel property is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and improvements	5 – 40 years
Furniture and fixtures	3 – 15 years

Depreciation expense for the periods ended March 26, 2010 and March 27, 2009, and the fiscal years ended 2009 and 2008, was $48,028, $36,815, $167,358, and $334,252, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amounts may not be recoverable. If there is indication that the carrying amount of long-lived assets may not be recoverable, a comparison is made of the aggregate amount of current and projected operating cash flows into the foreseeable future on an undiscounted basis to the carrying amount. If the carrying amount of the asset exceeds the undiscounted cash flows, impairment is required. The carrying amount is adjusted, if necessary, to the estimated fair value to reflect impairment in the value of the asset. Fair values are determined by management utilizing cash flow models and market discount rates, or by obtaining third-party broker or appraisal estimates in accordance with the fair value measurements policy.

As a result of the continued adverse economic conditions and dislocations in the credit markets that have and continue to negatively impact the commercial real estate market as a whole, the Hotel was evaluated for impairment at the end of the fiscal year ended 2008. For the fiscal year ended 2008, Residence Inn Perimeter recorded an impairment loss of $9,314,333 on its investment in the Hotel.  No other losses on investments in the Hotel property have been recognized to date.  Determining whether a property is impaired and, if impaired, the amount of the required write-down to fair value requires a significant amount of judgment by management and is based on the best information available to management at the time of evaluation. Residence Inn Perimeter used estimates of future cash flows, including estimates of occupancy and room rates, and an estimated future value. If market conditions deteriorate or management’s plans for certain properties change, additional write-downs could be required in the future.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Restricted Cash

Residence Inn Perimeter has classified as restricted cash certain cash and cash equivalents that are not available for use in its operations.  In accordance with certain agreements with the Lender (as defined in Note 4) and the Manager, the property manager for the Hotel, the Owners have an obligation to deposit monies in escrow accounts for the payment of insurance and capital expenditures related to an improvement plan and other operating reserves.  The Owners also have an obligation to send all rents or property cash flow from the Hotel to a restricted account in accordance with the Lender.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

Revenue Recognition

Hotel revenues, including room, food, beverage, and ancillary revenues such as long-distance telephone service and laundry, are recognized when services have been rendered.

Residence Inn Perimeter is required to collect certain taxes from customers on behalf of government agencies and remit these back to the applicable governmental entity on a periodic basis. These taxes are collected from customers at the time of purchase, but are not included in revenue. Residence Inn Perimeter records a liability upon collection from the customer and relieves the liability when payments are remitted to the applicable governmental agency.

Guest Receivables, net

Guest receivables include hotel guests and corporate accounts.  Residence Inn Perimeter maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Receivables are considered past due based on the due date determined by contractual terms.  Balances that remain outstanding after Residence Inn Perimeter has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

Guest receivables are reported net of the allowance for doubtful accounts.  Residence Inn Perimeter's estimate of the allowance is based on historical collection experience and a review of other accounts receivable.  The guest receivables gross and net balances for the periods covered are as follows:

	March 26, 2010	January 1, 2010	January 2, 2009
	(unaudited)
Guest receivables	$91,733	$77,998	$48,405
Allowance for doubtful accounts	-	-	-
Guest receivables, net	$91,733	$77,998	$48,405

Deferred Costs, net

Deferred costs consist of loan fees and other costs of financing that are amortized using a method that approximates the effective interest method over the term of the related financing agreement. Deferred financing costs amortized and recorded as interest expense in the accompanying combined statements of operations was approximately $3,681 for the three-month periods ended March 26, 2010 (unaudited) and March 27, 2009 (unaudited), respectively, and $14,727 the fiscal years ended 2009 and 2008, respectively. Deferred costs of $141,600 were paid to a related party of Moody National RI Perimeter H, LLC for the fiscal year ended 2008.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

Deferred financing costs for the periods covered are as follows:

	March 26, 2010	January 1, 2010	January 2, 2009
	(unaudited)
Deferred loan costs	$147,550	$147,550	$147,550
Less accumulated amortization	(35,388)	(31,707)	(16,980)
Deferred costs, net	$112,162	$115,843	$130,570

Due from Third-Party Hotel Manager

Due from third-party hotel manager primarily consists of amounts due from Marriot International Inc. (“Marriott”) related to cash reserves held at the Marriott corporate level related to operating, capital improvements, insurance, real estate taxes, and other items.

Owners’ Equity (Deficit)

The Hotel is owned by the Owners individually through undivided interests by tenants-in-common.  Owners’ equity (deficit) includes capital contributions provided by the tenants-in-common offset by costs of the offering of the tenant-in-common interests. Distributions are reflected when paid or declared, if applicable. Related parties of Moody National RI Perimeter H LLC funded $2,936,698 of the purchase price of the Hotel on November 2, 2007.  The amount of $2,936,698 is shown as financing activities in the consolidated statements of cash flows for the fiscal year ended 2008, as a result of repayments made by Residence Inn Perimeter. The Owners’ paid $849,600 to a related party of Moody National RI Perimeter H LLC in connection with offering costs and also paid $229,112 for transactional costs in 2008.

Income Taxes

The ownership of Hotel is organized using a tenants-in-common structure.  Each Owner has an undivided interest in the assets and liabilities of the Hotel.  No tax return is filed since the taxable income and deductions are reported by the individual Owners.  Moody Perimeter MT is not a tax paying entity under the existing provisions of the Internal Revenue Code of 1986, as amended.  Income and losses of a limited liability company flow through to the member. Accordingly, no provision has been made for federal and state income taxes in the accompanying financial statements.

Advertising Expenses

Advertising and sales promotion costs are expensed as incurred.

Fair Value of Financial Assets and Liabilities

Residence Inn Perimeter measures and discloses certain financial assets and liabilities at fair value. GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. Residence Inn Perimeter’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy.

Residence Inn Perimeter utilizes the active market approach to measure fair value for its financial assets and liabilities.

Recently Issued Accounting Standards

Effective September 15, 2009, the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”) was adopted as the single source of authoritative nongovernmental GAAP. The Codification did not result in changes to current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one area. All existing accounting standard documents have been superseded and all other accounting literature not included in the Codification is considered non-authoritative.

Subsequent to the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Rather, it is issuing Accounting Standards Updates, which serve to update the Codification, provide background information about the guidance, and provide the basis for conclusions on the changes to the Codification. The adoption of the Codification did not have an impact on the financial statements.

In January 2010, the FASB updated the disclosure requirements for fair value measurements. The updated guidance requires companies to disclose separately the investments that transfer in and out of Levels 1 and 2 and the reasons for those transfers. Additionally, in the reconciliation for fair value measurements using significant unobservable inputs (Level 3), companies should present separately information about purchases, sales, issuances, and settlements. The updated guidance was adopted on January 1, 2010, except for the disclosures about purchases, sales, issuances, and settlements in the Level 3 reconciliation, which are effective for fiscal years beginning after December 15, 2010. The remaining guidance will be adopted on January 1, 2011. The adoption of the required guidance did not have a material impact on Residence Inn Perimeter’s financial statements or disclosures. The adoption of the remaining guidance is not expected to have a material impact on Residence Inn Perimeter’s financial statements or disclosures.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

3.  INVESTMENTS IN HOTEL PROPERTY

Investment in hotel property consists of the following:

	March 26, 2010	January 1, 2010	January 2, 2009
	(unaudited)
Land	$1,112,227	$1,112,227	$1,112,227
Building and improvements	6,088,475	6,088,475	4,133,911
Furniture and fixtures	149,297	149,120	83,271
Construction in progress	-	-	303,481
Investment in hotel property, gross	7,349,999	7,349,822	5,632,890
Less accumulated depreciation	(215,385)	(167,358)	-
Investment in hotel property, net	$7,134,614	$7,182,464	$5,632,890

During the fiscal year ended 2008, Residence Inn Perimeter recognized an impairment loss on its investment in the Hotel.  The land, building and improvements, furniture and fixtures, and construction in progress were adjusted to estimated fair market value, and accumulated depreciation reverted to zero.  A new asset basis for these revalued assets took effect on January 2, 2009, using the assets’ remaining depreciable lives.

4.  NOTE PAYABLE

In connection with the acquisition of the Hotel on November 2, 2007, the Owners financed $10,665,000 of the purchase price with a mortgage loan (the “Loan”) from Citigroup Markets Realty Corp. (the “Lender”).  The balance of the Loan owed at March 26, 2010, January 1, 2010, and January 2, 2009, amounted to $10,443,263, $10,461,947, and $10,554,203, respectively.  The Loan requires monthly principal and interest payments of $69,274, bearing an interest rate of 6.7642%, until its maturity date on November 6, 2017, when all remaining interest and principal amounts are due.  The Loan is secured by the Hotel and its related assets.

The Owners are assessed default interest upon the occurrence and during the continuance of an event of default or upon the failure of paying the debt in full on the maturity date. Default interest is calculated as 5% above the interest rate on the entire unpaid principal sum and computed from the occurrence of the event of default until the actual payment of the debt. The Owners defaulted on the Loan payments beginning in January 2009 and were still in default as of March 26, 2010. The Owners incurred default interest charges of $92,890, $99,153, and $494,995 for the periods ended March 26, 2010, March 27, 2009 and January 1, 2010, respectively. In connection with an event of default, the Owners are also assessed late charges of $3,463 on any sum payable under the Loan that is not paid on or before the date on which it is due.  The Owners incurred late charges of $9,832, $12,737 and $40,548 for the three months ended March 26, 2010 and March 27, 2009 and the fiscal year ended 2009, respectively.  As a result of the default and in accordance with certain agreements, the Owners were required to establish a restricted cash account as described in the Restricted Cash disclosure in Note 2.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

5.  MANAGEMENT FEES

The Hotel is managed and operated by the Manager pursuant to a management agreement (“Management Agreement”). Pursuant to the terms of the Management Agreement, the Manager is responsible for the day-to-day operations of the Hotel in accordance with the Hotel business plan.  The Management Agreement term is effective on November 3, 2007 and expires at the conclusion of fiscal year 2024.

The Management Agreement includes a basic management fee equal to 7% of gross revenues, as defined, and an incentive fee of 20% of available cash flow, as defined.  These fees amounted to $50,253 and $37,888, for the three-month periods ended March 26, 2010 (unaudited) and March 27, 2009 (unaudited), respectively, and $199,377 and $241,254 for the fiscal years ended 2009 and 2008, respectively. No incentive management fees were paid during the three-month periods ended March 26, 2010 (unaudited) and March 27, 2009 (unaudited), and the fiscal years ended 2009 and 2008, respectively.  If the Management Agreement is terminated prior to its expiration, certain fees may be assessed in, and March 27, 2009 (unaudited), with the terms.

 Residence Inn Perimeter also has other general management fees at current market rates as approved, if required.  These fees amounted to $9,972, $17,664, $42,703, and $50,101 for the three-month periods ended March 26, 2010 (unaudited) and March 27, 2009 (unaudited), and the fiscal years ended 2009 and 2008, respectively. These other general management fees are primarily amounts payable to a related party of Moody National RI Perimeter H LLC.

6.  COMMITMENTS AND CONTINGENCIES

Residence Inn Perimeter is subject to various legal proceedings and claims that arise in the ordinary course of business. Residence Inn Perimeter believes that the final outcome of known matters will not have a material adverse effect on the financial position, results of operations, or cash flows of Residence Inn Perimeter.

7.  SIGNIFICANT CONCENTRATIONS

Cash Concentrations

Financial instruments that potentially subject Residence Inn Perimeter to concentrations of credit risk consist principally of cash deposits resulting from daily operations. Residence Inn Perimeter has a concentration of credit risk represented by cash balances in certain large commercial banks in amounts that occasionally exceed current federal deposit insurance limits.  The financial condition of the institutions are periodically assessed and management believes the risk of loss is minimal.

8.  FAIR VALUE MEASUREMENTS

Impairment of Property and Equipment

As a result of the continued adverse economic conditions and dislocations in the credit markets that have and continue to negatively impact the commercial real estate market as a whole, the Hotel was evaluated for impairment. As a result of the evaluation, an impairment loss of $9,314,333 was recorded for the year ended 2008.  The inputs used to calculate the fair value of the Hotel included projected cash flows and a risk-adjusted rate of return that was estimated to be used by a market participant in valuing these assets. Fair values are determined by management utilizing cash flow models and market discount rates, or by obtaining third-party broker or appraisal estimates in accordance with the fair value measurements policy. The fair value estimate is considered Level 3 under the fair value hierarchy described previously.

RESIDENCE INN PERIMETER
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE THREE-MONTH PERIODS ENDED MARCH 26, 2010 AND MARCH 27, 2009 (UNAUDITED) AND
FISCAL YEARS 2009 AND 2008

The following table summarizes the impaired assets measured at fair value as of January 2, 2009:

Description	Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Input (Level 3)	Fair Value	Total Gains (Losses)
Investment in Hotel Property	$-	$-	$5,632,890	$5,632,890	$(9,314,333)

In accordance with Residence Inn Perimeter’s policy of evaluating and recording impairments on the disposal of long-lived assets, the Hotel, with a carrying amount of $14,947,223, was written down to its fair value of $5,632,890 as of January 2, 2009.

9.  SUBSEQUENT EVENT

On May 27, 2010, Moody National REIT I, Inc. (the “Moody REIT”), a related party, acquired an indirect interest in the Hotel through Moody National RI Perimeter JV, LLC (the “Joint Venture”). Moody REIT owns a 75% interest in the Joint Venture through Moody National Perimeter REIT JV Member, LLC, a wholly-owned subsidiary of Moody REIT’s operating partnership. Moody National RI Perimeter TO, LLC, a limited liability company wholly owned by Brett C. Moody, the chairman and chief executive officer of Moody REIT, owns a 25% membership interest in the Joint Venture.    The aggregate purchase price paid by the Joint Venture for the Hotel was $7,350,000, comprised of a cash payment to the Owners of $2,350,000 and the assumption and modification of $5,000,000 of the existing indebtedness on the Hotel, plus closing costs, transfer taxes, and certain payments to third parties in connection with fees incurred by the Owners.

Residence Inn Perimeter evaluated subsequent events through August 16, 2010, for inclusion in the financial statements.

MOODY NATIONAL REIT I, INC.

Unaudited Pro Forma Consolidated Financial Information

Moody National REIT I, Inc. (the “Company”) commenced its initial public offering of $1,100,000,000 in shares of the Company’s common stock on April 15, 2009. The terms of the Company’s public offering required the Company to deposit all subscription proceeds in escrow until the earlier of the date the Company received subscriptions aggregating at least $2,000,000 or June 14, 2010. On May 18, 2010, the Company raised the minimum offering amount of $2,000,000 and all of the subscription proceeds held in escrow, plus interest, were released to the Company.

On May 27, 2010 (the “Closing Date”), the Company acquired an indirect interest in a hotel property located in Atlanta, Georgia (the “Residence Inn Perimeter”), through Moody National RI Perimeter JV, LLC (the “Joint Venture”). The Company owns a 75% interest in the Joint Venture through Moody National Perimeter REIT JV Member, LLC (the “Company JV Member”), a wholly-owned subsidiary of the Company’s operating partnership. Moody National RI Perimeter TO, LLC (the “Moody JV Member”), a limited liability company wholly owned by Brett C. Moody, the Company’s chairman and chief executive officer, owns a 25% membership interest in the Joint Venture.  On the Closing Date, Moody National RI Perimeter Holding, LLC, a wholly-owned subsidiary of the Joint Venture (“RI Perimeter Holding”), acquired fee simple title to the Residence Inn Perimeter by purchasing the interests in the Residence Inn Perimeter held by the Residence Inn Perimeter’s twenty-seven tenant-in-common owners  (collectively, the “Seller”). RI Perimeter Holding acquired the Residence Inn Perimeter for an aggregate purchase price of $7,350,000, which was comprised of (1) a cash payment to the Seller of $2,350,000 (inclusive of a nonrefundable $100,000 payment to the Seller made prior to the closing date) and (2) the assumption and modification of $5,000,000 of existing indebtedness on the Residence Inn Perimeter, plus closing costs, transfer taxes and certain payments to third parties in connection with fees incurred by Seller.

On May 27, 2010, in connection with the acquisition of the Residence Inn Perimeter, the Company JV Member issued a promissory note in favor of the Moody JV Member in the aggregate principal amount of $200,000.

The Residence Inn Perimeter is comprised of a 225,127 square foot (5.17 acre) parcel of land located near Interstate 285 and GA Highway 400, in the middle of the Perimeter Center business district near Atlanta, Georgia.  The Residence Inn Perimeter is an all suite hotel developed in 1987 with 128 rooms ranging from 500 square foot studios to 800 square foot bi-level, two bedroom penthouse suites. The Residence Inn Perimeter features a number of guest amenities, including a breakfast dining area, 734 square feet of meeting space, an outdoor pool and whirlpool, an exercise room and a business center.

The following unaudited pro forma consolidated balance sheet as of March 31, 2010 is presented as if the Company acquired the Residence Inn Perimeter on March 31, 2010.  The following unaudited pro forma consolidated statements of operations for the three-month period ended March 31, 2010 and the year ended December 31, 2009 are presented as if the Company had received offering proceeds and acquired the Residence Inn Perimeter on January 1, 2009.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s  quarterly report on Form 10-Q for the three months ended March 31, 2010 and the Company’s annual report on Form 10-K for the year ended December 31, 2009. This pro forma information is not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the acquisition of the Residence Inn Perimeter, as of the beginning of the periods presented, nor is it necessarily indicative of future results. In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

MOODY NATIONAL REIT I, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2010

	March 31, 2010 As Reported (a)	Stock Offering (b)	Pro Forma Adjustments (c)	Pro Forma March 31, 2010
ASSETS
Investment in hotel property, net	$-	$-	$7,350,000	$7,350,000
Cash	202,000	2,305,054	(2,248,209)	258,845
Escrowed investor proceeds	76,507	(76,507)	-	-
Restricted cash	-	-	754,832	754,832
Loan finance fee	-	-	135,154	135,154
Total Assets	$278,507	$2,228,547	$5,991,777	$8,498,831

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$-	$-	$5,200,000	$5,200,000
Accounts payable	-	300,993	-	300,993
Subscriptions for common stock	76,507	(76,507)	-	-
Total Liabilities	76,507	224,486	5,200,000	5,500,993

Special partnership Units - 100 Special units of the Operating Partnership	1,000	-	-	1,000

Equity:
Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000,000 shares authorized, 22,222 issued and outstanding (as reported); 252,523 issued and outstanding (pro forma)	222	2,303	-	2,525
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized, none issued and outstanding	-	-		-
Additional paid-in capital	199,778	2,029,841	-	2,229,619
Retained deficit	-	(28,083)	(154,955)	(183,038)
Total stockholders’ equity	200,000	2,004,061	(154,955)	2,049,106
Noncontrolling interest- 100 common units of the Operating Partnership	1,000	-	-	1,000
Noncontrolling interest in consolidated joint venture			946,732 (d)	946,732
Total Equity	201,000	2,004,061	791,777	2,996,838

TOTAL LIABILITIES AND EQUITY	$278,507	$2,228,547	$5,991,777	$8,498,831

See accompanying unaudited notes to pro forma consolidated financial statements.

MOODY NATIONAL REIT I, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

	Three Months Ended March 31, 2010 As Reported (a)	Historical Statement Of Operations (b)	Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2010
REVENUES
Room revenue	$-	$707,578	$-		$707,578
Other income	-	9,606	-		9,606
Total operating revenue	-	717,184	-		717,184

EXPENSES
Stock-based compensation	-	-	18,750	(c)	18,750
Other corporate general and administrative	-	-	31,250	(d)	31,250
Salaries and wages	-	171,965	-		171,965
Room	-	32,206	-		32,206
Food and beverage	-	24,288	-		24,288
Other operating expenses	-	59,547	-		59,547
Administrative and general	-	22,285	-		22,285
Advertising	-	18,114	-		18,114
Management fees	-	60,225	11,196	(e)	71,421
Repair and maintenance	-	26,168	-		26,168
Utilities	-	57,288	-		57,288
Taxes, insurance, and leases		49,867			49,867
Depreciation	-	48,028	797	(g)	48,825
Total expenses	-	569,981	61,993		631,974

OTHER INCOME AND (EXPENSES)
Interest Income	-	22	-		22
Interest expense	-	(270,975)	182,967	(f)	(88,008)
Total other income and (expenses)	-	(270,953)	182,967		(87,986)
NET INCOME (LOSS)	-	(123,750)	120,974		(2,776)

Income attributable to noncontrolling interest	-	-	(11,806	) (h)	(11,806)

Net income (loss) attributable to Company	$-	$(123,750)	$109,168		$(14,582)

Net loss per common share, basic and diluted					$(0.06)
Weighted average shares outstanding					252,523

See accompanying unaudited notes to pro forma consolidated financial statements.

MOODY NATIONAL REIT I, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Year Ended
	December 31, 2009	Historical Statement			Pro Forma
	As Reported	Of Operations	Pro Forma		Year Ended
	(a)	(b)	Adjustments		December 31, 2009
REVENUES
Room revenue	$-	$2,814,260	$-		$2,814,260
Other income	-	33,864	-		33,864
Total operating revenue	-	2,848,124	-		2,848,124

EXPENSES
Property acquisition expense	-	-	154,955	(c)	154,955
Organization costs	-	-	28,083	(d)	28,083
Stock-based compensation	-	-	150,000	(e)	150,000
Other corporate general and administrative	-	-	125,000	(f)	125,000
Salaries and wages	-	762,375	-		762,375
Room	-	120,944	-		120,944
Food and beverage	-	104,168	-		104,168
Other operating expenses	-	213,975	-		213,975
Administrative and general	-	131,129	-		131,129
Advertising	-	72,116	-		72,116
Management fees	-	242,080	45,018	(g)	287,098
Repair and maintenance	-	112,619	-		112,619
Utilities	-	209,876	-		209,876
Taxes, insurance, and leases	-	186,188	-		186,188
Depreciation	-	167,358	46,857	(i)	214,215
Total expenses	-	2,322,828	549,913		2,872,741

OTHER INCOME AND (EXPENSES)
Interest Income	-	390	-		390
Interest expense	-	(1,227,541)	902,594	(h)	(324,947)
Total other income and (expenses)	-	(1,227,151)	902,594		(324,557)
NET INCOME (LOSS)	-	(701,855)	352,681		(349,174)

Loss attributable to noncontrolling interest	-	-	11,523	(j)	11,523

Net income (loss) attributable to Company	$-	$(701,855)	364,204		(337,651)

Net loss per common share, basic and diluted					$(1.34)

Weighted average shares outstanding					252,523

See accompanying unaudited notes to pro forma consolidated financial statements.

MOODY NATIONAL REIT I, INC.

UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects the Company’s historical balance sheet as of March 31, 2010.

b.
Reflects capital contributions as a result of the issuance of 230,300 shares of common stock in connection with the Company’s initial public offering at a price of $10 per share, net of offering costs of $347,368, and the release of escrowed investor proceeds.

c.
Reflects the acquisition of an interest in the Residence Inn Perimeter on May 27, 2010 for $7,350,000. The acquisition was funded with proceeds from the Company’s ongoing public offering, contributions and loans from a noncontrolling interest holder, and assumption of $5,000,000 of debt. The loan bears interest at 6.50% and is interest-only until June 2012. Beginning with the July 2012 payment and through the maturity date of June 6, 2015, the Company will make a monthly payment of interest, and to the extent applicable, principal, in an amount determined pursuant to the loan agreement.

Description	Allocation	Estimated Useful Life
Land	$1,102,500	-
Buildings and improvements	5,901,500	39 years
Furniture, fixtures, and equipment	346,000	5 years
	$7,350,000

d.	Reflects the noncontrolling interest in the Residence Inn Perimeter.

MOODY NATIONAL REIT I, INC.

UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2010

a.	Reflects the Company’s historical operations for the three months ended March 31, 2010. The Company had no operations for the three months ended March 31, 2010.

b.	Reflects historical operations of the Residence Inn Perimeter.

c.
Reflects adjustment to recognize three months of stock-based compensation expense for the Company’s independent board of directors in accordance with the Company’s independent director compensation plan.

d.
Reflects adjustment to recognize three months of corporate general and administrative expenses.  Other corporate costs, such as accounting service fees, are not included due to limitations pursuant to the advisory agreement by and among the Company, its operating partnership and its advisor (the “Advisory Agreement”).

e.	Reflects the removal of historical and recognition of pro forma asset management fees for the Residence Inn Perimeter.

f.	Reflects the removal of historical interest expense of $270,975 and recognition of pro forma interest expense of $81,250 and amortization expense for deferred financing fees of $6,758.

g.
Reflects the removal of historical depreciation expense of $48,028 and recognition of pro forma depreciation expense of $48,825. Depreciation for the building of approximately $5.9 million is computed using the straight-line method over the estimated useful life of 39 years. Depreciation for furniture, fixtures, and equipment of approximately $346,000 is computed using an accelerated method over the useful life of 5 years.

h.	Reflects the noncontrolling interest in the Residence Inn Perimeter.

MOODY NATIONAL REIT I, INC.

UNAUDITED NOTES TO PRO FORMA CONSOLIDATED  FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009

a.	Reflects the Company’s historical operations for the year ended December 31, 2009. The Company had no operations for the year ended December 31, 2009.

b.	Reflects historical operations of the Residence Inn Perimeter.

c.	Reflects adjustment to recognize transaction costs incurred to acquire the Residence Inn Perimeter.

d.	Reflects the adjustment to recognize organization costs.

e.
Reflects adjustment to recognize a full year of stock-based compensation expense for the Company’s independent board of directors in accordance with the Company’s independent director compensation plan.

f.
Reflects adjustment to recognize a full year of corporate general and administrative expenses.  Other corporate costs, such as accounting service fees, are not included due to limitations pursuant to the Advisory Agreement.

g.	Reflects the removal of historical and recognition of pro forma asset management fees for the Residence Inn Perimeter.

h.	Reflects the removal of historical interest expense of $1,227,541 and recognition of pro forma interest expense of $297,916 and amortization expense for deferred financing fees of $27,031.

i.
Reflects the removal of historical depreciation expense of $167,358 and recognition of pro forma depreciation expense of $214,215. Depreciation for the building of approximately $5.9 million is computed using the straight-line method over the estimated useful life of 39 years. Depreciation for furniture, fixtures, and equipment of approximately $346,00 is computed using an accelerated method over the useful life of 5 years. The historical period reflects property improvements that occured throughout 2009, while the pro forma adjustment reflects the additions as if they occurred January 1, 2009.

j.	Reflects the noncontrolling interest in the Residence Inn Perimeter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: August 16, 2010	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President